UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Naked Brand Group Inc.
(Exact name of registrant as specified in its charter)

Nevada	99-0369814
(State or Other Jurisdiction of	(IRS Employer Identification No.)
Incorporation)

10th Floor – 95 Madison Avenue
New York, New York	10016
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a Class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:	333-207110
(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:
None.

(Title of Class)

EXPLANATORY NOTE

Naked Brand Group Inc. (the “Registrant”) is filing this registration statement on Form 8-A to change the registration of its common stock, par value $0.001 per share (“common stock”), from Section 12(g) under the Securities Exchange Act of 1934, as amended (“Exchange Act”), to Section 12(b) under the Exchange Act in connection with the listing of its common stock on The NASDAQ Stock Market LLC. Shares of the Registrant’s common stock are currently quoted on the OTCQB Marketplace under the symbol “NAKD.” The Registrant has received conditional approval to list its common stock on The NASDAQ Stock Market LLC. The Registrant anticipates that the quotation of its common stock on the OTCQB Marketplace will be terminated following the closing of trading on December 17, 2015 and that the listing of its common stock on The NASDAQ Stock Market LLC will begin at the opening of trading on December 18, 2015 under the symbol “NAKD.”

Item 1. Description of Registrant’s Securities to be Registered.

The Registrant hereby incorporates by reference the description of its common stock to be registered hereunder set forth under the heading “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-207110) originally filed with the Securities and Exchange Commission (the “Commission”) on September 24, 2015, as amended (the “Registration Statement”), and in the prospectus to be filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registration Statement.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NAKED BRAND GROUP INC.

By /s/ Michael Flanagan
      Name: Michael Flanagan
      Title: Chief Financial Officer

Date: December 16, 2015